Exibit 4.3
                         FIRST AMENDMENT AND CONSENT


                  FIRST AMENDMENT AND CONSENT (this "Amendment"), dated as of August 31, 1998, among ALLIANCE GAMING CORPORATION, a Nevada corporation (the "U.S. Borrower"), BALLY WULFF VERTRIEBS GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Vertriebs"), BALLY WULFF AUTOMATEN GMBH, a company with limited liability organized under the laws of the Federal Republic of Germany ("Bally Wulff Automaten" and, together with Bally Wulff Vertriebs, the "German Borrowers," and each a "German Borrower" and the German Borrowers, together with the U.S. Borrower, the "Borrowers," and each a "Borrower"), the Lenders party to the Credit Agreement referred to below (the "Lenders") and CREDIT SUISSE FIRST BOSTON, as Administrative Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                                               W I T N E S S E T H :


                  WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of August 8, 1997 (the "Credit Agreement");

                  WHEREAS, Bally Gaming, Inc., a Wholly-Owned Subsidiary of the U.S. Borrower, has formed a new Wholly-Owned Subsidiary, Bally Gaming Africa Pty, Ltd. ("Bally Gaming Africa");

                  WHEREAS, Bally Gaming Africa has purchased assets consisting of cash, equipment, inventories and trade receivables from Bally Gaming International GmbH ("Bally Gaming Intl."), a Wholly-Owned Subsidiary of Bally Wulff Vertriebs, in exchange for an intercompany payable from Bally Gaming Africa in favor of Bally Gaming Intl.; and

                  WHEREAS, (i) the Borrowers have requested that the Lenders grant and the Lenders hereby agree to grant (subject to the terms and conditions hereof) the consent provided herein and (ii) the parties hereto wish to amend the Credit Agreement as herein provided;

                  NOW, THEREFORE, it is agreed:


1. Notwithstanding the provisions of Sections 9.02 and 9.05 of the Credit Agreement, the Lenders hereby consent to Bally Gaming Africa's purchase of the assets described above from Bally Gaming Intl. in exchange for an intercompany obligation as described above.

2. Section 9.03 of the Credit Agreement is hereby amended by (x) deleting the text "and" appearing at the end of the clause (vii) thereof and inserting a semicolon in lieu thereof, (y) deleting the period appearing at the end of clause (viii) thereof and inserting the text "and" in lieu thereof and (z) inserting the following new clause (ix) immediately following existing clause (viii) thereof:


                  "(ix) so long as no Default or Event of Default is in existence (or will exist after giving effect to the respective Restricted Payment), the U.S. Borrower may make Restricted Payments to
         (x) repurchase certain warrants issued by the U.S. Borrower currently held by Fred Willms and (y) repurchase outstanding shares of its common stock, provided that the aggregate amount of Restricted Payments made pursuant to this clause (ix) shall not exceed $7,000,000."

3. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each Borrower and the Required Lenders have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office.

4. In order to induce the Lenders to enter into this Amendment, each Borrower hereby represents and warrants that (i) the representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date after giving effect to this Amendment (it being understood and agreed that, as to any representation or warranty which by its terms is made as of a specified date, each Borrower represents and warrants that such representation and warranty is true and correct in all material respects only as of such specified date) and (ii) there exists no Default or Event of Default on the First Amendment Effective Date, after giving effect to this Amendment.

5. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8. From and after the First Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                                       * * *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ALLIANCE GAMING CORPORATION, as an Assignor



By_______________________________
Name:
Title:


BALLY WULFF VERTRIEBS GMBH



By_______________________________
Name:
Title:


BALLY WULFF AUTOMATEN GMBH



By_______________________________
Name:
Title:

CREDIT SUISSE FIRST BOSTON, as Collateral Agent



By_______________________________
Title:
By_______________________________
Title:



THE BANK OF NOVA SCOTIA



By_______________________________
Name:
Title:



KZH ING-1 LLC



By_______________________________
Name:
Title:



SUMITOMO BANK OF CALIFORNIA



By_______________________________
Name:
Title:



THE MITSUBISHI TRUST AND BANKING CORP.



By_______________________________
Name:
Title:

SOUTHERN PACIFIC BANK



By_______________________________
Name:
Title:



CRESCENT/MACH I PARTNERS

By: TCW Asset Management Company, Its Investment
Advisor



By_______________________________
Name:
Title:



MERRILL LYNCH SENOIR FLOATING RATE FUND, INC.



By_______________________________
Name:
Title:



TCW LEVERAGED INCOME TRUST, L.P.



By_______________________________
Name:
Title:



VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST



By_______________________________
Name:
Title:

VAN KAMPEN CLO1, LIMITED

By: Van Kampen American Capital Management,
Inc., as Collateral Manager



By_______________________________
Name:
Title:



INDOSUEZ CAPITAL FUNDING III, LIMITED



By_______________________________
Name:
Title:



DEEPROCK & COMPANY

By: Eaton Vance Management As Investment Advisor

By_______________________________
Name:
Title:



PILGRIM AMERICA PRIME RATE TRUST



By_______________________________
Name:
Title:



DEAN WITTER INTERCAPITAL



By_______________________________
Name:
Title:



ROYALTON COMPANY

By: Pacific Investment Management Company as its
Investment Advisor


By_______________________________
Name:
Title:



SENIOR DEBT PORTFOLIO

By: Boston Management and Research as Investment
Advisor



By_______________________________
Name:
Title:



KZH-CRESCENT CORP.



By_______________________________
Name:
Title:

PAMCO CAYMAN LTD.



By_______________________________
Name:
Title:



CYPRESSTREE INVESTMENT PARTNERS I, LTD.,

By: Cypresstree Investment Management Company,
Inc., as Portfolio Manager



By_______________________________
Name:
Title:



TEXAS COMMERCE BANK



By_______________________________
Name:
Title:



ARCHIMEDES FUNDING, L.L.C.

By: ING Capital Advisors, Inc., as Collateral
Manager



By_______________________________
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION



By_______________________________
Name:
Title: